                                                                    EXHIBIT 23.3

                            [MILLER AND LENTS, LTD.]

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We have reviewed the references to Miller and Lents, Ltd., and our estimates of reserves for the year ended December 31, 1999, included in the Remington Oil and Gas Corporation Annual Report on Form 10-K for the year ended December 31, 2001, as well as the reference to Miller and Lents, Ltd. under the caption "Reserve Engineers" in the Prospectus Supplement to the Prospectus dated April 9, 2001, issued by Remington Oil and Gas Corporation. We understand that the Prospectus Supplement incorporates by reference Remington Oil and Gas Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

         We consent to the references to our firm and to our estimates of reserves for the year ended December 31, 1999 included in the Remington Oil and Gas Corporation Annual Report on Form 10-K for the year ended December 31, 2001, as well as the reference to Miller and Lents, Ltd. under the caption "Reserve Engineers" in the Prospectus Supplement to the Prospectus dated April 9, 2001 issued by Remington Oil and Gas Corporation.


                                    MILLER AND LENTS, LTD.


                                    By /s/ CHRISTOPHER A. BUTTA
                                      ------------------------------------------
                                      Christopher A. Butta
                                      Senior Vice President

Houston, Texas

March 21, 2002